                                                                  Exhibit 4.3(i)


                                     WAIVER


         Reference is hereby made to the Credit Agreement, dated as of March 24, 1992, amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996 (as amended, modified or supplemented to the date hereof, the "Credit Agreement"), among Coltec Industries Inc, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), Coltec Aerospace Canada Ltd., an Ontario corporation (the "Canadian Borrower"), the various Subsidiaries of the Company that are Credit Parties on the date of this Waiver, the various Banks party thereto, Bank of America National Trust and Savings Association (as successor by merger to Bank of America Illinois), as Documentation Agent, The Chase Manhattan Bank, as Syndication Agent, Bankers Trust Company, as Administrative Agent, and Bank of Montreal, as Canadian Paying Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

         The Company has informed the Banks that it has entered, or intends to enter, into an agreement (the "Merger Agreement") pursuant to which a certain entity (the "Acquiror"), through a newly-formed wholly-owned subsidiary of the Acquiror ("Merger Sub"), would acquire (the "Acquisition"), 100% of the equity of the Company by means of the merger of Merger Sub with and into the Company, with the Company being the surviving corporation of such merger. The Company has determined that it is in the best interests of the Company to enter into the Merger Agreement and to consummate the Acquisition (pursuant to the terms and subject to the conditions set forth in the Merger Agreement). The Company has also informed the Banks that, in connection with the entering into of the Merger Agreement, the Company and the Acquiror have entered, or intend to enter, into a stock option agreement pursuant to which the Acquiror will grant the Company an option with respect to certain shares of the Acquiror's common stock (the "Acquiror Stock Option Agreement") and a stock option agreement pursuant to which the Company will grant the Acquiror an option with respect to certain shares of the Company's common stock (the "Company Stock Option Agreement" and, collectively with the Acquiror Stock Option Agreement, the "Cross Stock Option Agreements").

         In consideration of the making by the Company and the Canadian Borrower of the representations and warranties, and the payment by the Company to the Banks of the consent fee set forth in the second succeeding paragraph, the Banks hereby waive (subject to the provisions of the immediately succeeding paragraph) any Default or Event of Default which may exist pursuant to the Credit Agreement as a result of the Company's entering into the Merger Agreement and the Cross Stock Option Agreements or, subject to the provisions of the immediately succeeding paragraph, the performance by the Company of its obligations, or the exercise of its rights, under or in connection with the Merger Agreement (other than the consummation of the Acquisition thereunder) and the Cross Stock Option Agreements so long as (i) the Merger Agreement and the Cross Stock Option Agreements together expressly provide that the liabilities of the Company and its Subsidiaries in the event the Merger Agreement is terminated in accordance with its terms (including, without limitation, in respect of the payment by the Company to the Acquiror of (x) any breakup fee under the Merger Agreement and/or
(y) any cash payment in respect of the option held by the Acquiror under the Company Stock Option Agreement) or the Acquisition is not consummated shall in no event exceed $95,000,000 and (ii) the Merger Agreement does not contemplate the assumption by the Company or any of its Subsidiaries of any liabilities of, or relating to, the Acquiror or any of its Subsidiaries other than as may occur in connection with, and upon consummation of, the Acquisition.

         It is expressly understood and agreed that this Waiver shall not apply to permit (or to waive any Default or Event of Default resulting from) any Change of Control arising as a result of any purchases pursuant to the Cross Stock Option Agreements. Furthermore, it is expressly understood and agreed that this Waiver shall not apply to permit the consummation of the Acquisition (or any Change of Control resulting therefrom) and that neither the Company nor any of its Subsidiaries shall be permitted to consummate the Acquisition unless either (x) concurrently therewith or prior thereto, all Commitments and Letters of Credit pursuant to the Credit Agreement are terminated and all amounts owing pursuant to the Credit Agreement are repaid in full or (y) the Company has obtained the prior written consent of the Required Banks (which consent may be granted or withheld in the sole discretion of the Banks, or subject to such terms or conditions as may be imposed by the Banks) adopted in accordance with the requirements of the Credit Agreement.

         In order to induce the Banks to enter into this Waiver, (i) the Company and the Canadian Borrower hereby represent and warrant that (x) all representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Waiver Effective Date (as defined below) and after giving effect to this Waiver (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (y) there exists no Default or Event of Default on the Waiver Effective Date after giving effect to this Waiver and (ii) the Company hereby agrees to pay to the Administrative Agent for the account of each Bank which executes and delivers (including, without limitation, by usage of facsimile transmission) to the Administrative Agent a counterpart of this Waiver on or prior to 11:59 P.M. (New York time) on November 20, 1998 a non-refundable consent fee in the amount equal to 0.05% of the Commitment of such Bank (as same is in effect on the Waiver Effective Date), which fee shall be payable on the first Business Day after the Waiver Effective Date, provided, however, that such fee shall not be payable if the Waiver Effective Date does not occur. Payment of the fee described in clause (ii) of the immediately preceding sentence shall not be subject to counterclaim or set-off for, or be otherwise affected by, any claim or dispute relating to any other matter.

         This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Waiver shall become effective on the date (the "Waiver Effective Date") when each Credit Party (including, without limitation, the Company, the Canadian Borrower and each Subsidiary Guarantor) and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including, without limitation, by usage of facsimile transmission) the same to the Administrative Agent at its Notice Office. This Waiver and the agreements contained herein shall be binding on the successors and assigns of the parties hereto.

         THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Waiver to be duly executed and delivered as of the 20th day of November, 1998.


                                       COLTEC INDUSTRIES INC


                                       By  /s/ Thomas B. Jones, Jr.
                                           -----------------------------------
                                           Title:  Vice President and Treasurer




                                       COLTEC AEROSPACE CANADA LTD.


                                       By  /s/ Thomas B. Jones, Jr.
                                           ----------------------------------
                                           Title:  Vice President and Treasurer

                                       BANKERS TRUST COMPANY,
                                        Individually and as
                                        Administrative Agent


                                       By /s/ Patricia Hogan
                                          -------------------------
                                          Title:  Principal




                                       BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION
                                        Individually and as
                                        Documentation Agent


                                       By /s/ Robert Parkhurst
                                          ----------------------------
                                          Title:  Sr. Vice President




                                       THE CHASE MANHATTAN BANK,
                                        Individually and as
                                        Syndication Agent


                                       By _____________________________
                                          Title:

                                       BANK OF MONTREAL,
                                        Individually and as Canadian
                                        Paying Agent and Canadian
                                        Documentation Agent


                                       By /s/ Bruce A. Pietra
                                          ------------------------------
                                          Title:  Director




                                       ALLIED IRISH BANK, PLC,
                                        CAYMAN ISLANDS BRANCH


                                       By____________________________
                                         Title:




                                       BANK OF IRELAND


                                       By_____________________________
                                         Title:




                                       BANK COMMERCIALE ITALIANA
                                        NEW YORK BRANCH


                                       By_____________________________
                                         Title:




                                       By_____________________________
                                         Title:




                                       BANK LEUMI TRUST COMPANY
                                         OF NEW YORK


                                       By______________________________
                                         Title:

                                       THE BANK OF NEW YORK


                                       By /s/ Ann Marie Hughes
                                          --------------------------
                                          Title:  Vice President



                                       BANK OF SCOTLAND


                                       By /s/ Annie Chin Tat
                                          -----------------------------
                                          Title:  Senior Vice President



                                       BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                       By __________________________
                                          Title:



                                       NATEXIS BANQUE BFCE, formerly
                                        BANQUE FRANCAISE DU COMMERCE
                                        EXTERIEUR


                                       By___________________________
                                          Title:


                                       By___________________________
                                         Title:



                                        CIBC INC.


                                       By /s/ Ihor Zaluckyj
                                          -----------------------------
                                          Title:  Executive Director
                                                  CIBC Oppenheimer Corp.
                                                  AS AGENT

                                       ROYAL BANK OF CANADA


                                       By________________________________
                                           Title:


                                       COMMERCIAL LOAN FUNDING TRUST I

                                        By Lehman Commercial Paper
                                           Inc., not in its
                                           individual capacity but
                                           solely as administrative
                                           agent.


                                       By______________________________
                                           Title:




                                       MELLON BANK CANADA




                                       By  /s/ Ed McGrath
                                           --------------------------
                                           Title: Vice President




                                       CREDIT LYONNAIS ATLANTA AGENCY


                                       By /s/ David M. Cawrse
                                          ---------------------------
                                          Title:  First Vice President
                                                  and Manager


                                       CREDIT LYONNAIS NEW YORK
                                        BRANCH


                                       By________________________________
                                          Title:

                                       THE DAI-ICHI KANGYO BANK, LTD.




                                       By________________________________
                                           Title:




                                       FIRST UNION NATIONAL BANK
                                        (f/k/a First Union National
                                        Bank of North Carolina)


                                       By /s/ David Trotter
                                          -------------------------
                                          Title:  Vice President




                                       THE FUJI BANK, LIMITED,
                                        ATLANTA AGENCY


                                       By________________________________
                                           Title:




                                       ERSTE BANK DER
                                        OESTERREICHISCHEN
                                        SPARKASSEN AG (f/k/a
                                        Girocredit Bank AG Der
                                        Sparkassen, Grand Cayman
                                        Island Branch)


                                       By________________________________
                                           Title:


                                       By________________________________
                                          Title:

                                       THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED

                                       By________________________________
                                           Title:




                                       LEHMAN COMMERCIAL PAPER INC.


                                       By________________________________
                                           Title:




                                       LLOYDS BANK PLC


                                       By________________________________
                                           Title:


                                       By________________________________
                                           Title:




                                       MELLON BANK, N.A.


                                       By /s/ John H. Gibney
                                          -------------------------
                                          Title:  Vice President




                                       NATIONSBANK, N.A.


                                       By /s/ Robert Parkhurst
                                          --------------------------
                                          Title:  Sr. Vice President




                                       THE SAKURA BANK, LTD.


                                       By________________________________
                                          Title:

                                       THE SANWA BANK, LIMITED


                                       By________________________________
                                              Title:


                                       By________________________________
                                              Title:


                                       THE SUMITOMO BANK, LIMITED


                                       By________________________________
                                             Title:


                                       THE TOKAI BANK, LIMITED
                                        NEW YORK BRANCH


                                       By________________________________
                                             Title:




                                       WACHOVIA BANK, N.A.




                                       By /s/ Timothy R. Hileman
                                          ---------------------------------
                                          Title:  Senior Vice President




                                       BT BANK OF CANADA




                                       By /s/ Michael Pullella
                                          --------------------------------
                                          Title: Vice President and Chief
                                                 Financial Officer


                                       By /s/ Brian S. Strauss
                                          ----------------------------
                                          Title:  Principal

                                       BANK OF AMERICA CANADA


                                       By /s/ Edwin B. Cox, Jr.
                                          ---------------------------------
                                          Title:  VP & Senior Credit Officer




                                       THE CHASE MANHATTAN BANK OF
                                        CANADA


                                       By________________________________
                                           Title:




                                       CREDIT LYONNAIS CANADA


                                       By /s/ D. J. Farmer
                                          ------------------
                                          Title: FVP


                                       By /s/ Robert Dyck
                                          ------------------------
                                          Title:  Manager, Corporate Banking




                                       CANADIAN IMPERIAL BANK OF
                                        COMMERCE


                                       By________________________________
                                            Title:

Acknowledged and Agreed:

AMI INDUSTRIES INC.
CII HOLDINGS INC
COLTEC CANADA INC
COLTEC INDUSTRIAL PRODUCTS INC
COLTEC INTERNATIONAL SERVICES CO
COLTEC NORTH CAROLINA INC.
COLTEC TECHNICAL SERVICES INC
DELAVAN INC (F/K/A DELAVAN NEWCO INC.)
GARLOCK INC
GARLOCK INTERNATIONAL INC
GARLOCK OVERSEAS CORPORATION
HABER TOOL COMPANY INC
JAMCO PRODUCTS, LLC
MENASCO AEROSYSTEMS INC
STEMCO INC
WALBAR INC


By  /s/ Thomas B. Jones, Jr.
    ---------------------------------
    Title: Vice President and Assistant Treasurer
    On behalf of each of the above
    Subsidiary Guarantors